Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-71209, 333-44904, and 333-65374) of Carrier Access Corporation of our report dated August 14, 2006, except for the last paragraph of Note 2, as to which the date is May 17, 2007, relating to the financial statements of Mangrove Systems, Inc., which appears in the Current Report on Form 8-K/A of Carrier Access Corporation dated May 18, 2007.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 17, 2007